UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007 (May 15, 2007)
J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)
(615) 269-1900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 15, 2007, at the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) of J. Alexander’s Corporation (“the Company”), the stockholders approved the Amended and Restated 2004 Equity Incentive Plan (the “Plan”).
     The amendments to the Plan add an additional 300,000 shares of the Company’s Common Stock set aside for issuance under the Plan, bringing the total number of shares under the Plan to 670,000. In addition, shares that are currently subject to outstanding awards under the 1994 Employee Stock Incentive Plan (“1994 Plan”), when and if any such awards are forfeited or terminated without the delivery of shares under the 1994 Plan, will become available for grant under the Plan as amended.
     In addition to adding shares available for grant, the amendments:
•	increase the limit on the number of shares of restricted stock and restricted share unit awards and other similar stock-based awards that the Compensation Committee can grant from 75,000 to 100,000 shares;

•	increase the limit on the maximum number of options or Stock Appreciation Rights that a participant may be granted in any calendar year to 250,000 shares; and

•	make changes related to (i) award agreements for share-based awards; (ii) compliance with Section 409(a) of the Internal Revenue Code relating to deferral of compensation and (iii) limitations on the Company’s ability to amend the Plan without shareholder approval.
     A more detailed summary of the material features of the Amended and Restated Plan is set forth in the Company’s definitive proxy statement for the 2007 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2007 (the “Proxy Statement”). The foregoing summary and the summary in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     The disclosure set forth above in item 1.01 is hereby incorporated by reference. On May 15, 2007, the Compensation/Stock Option Committee of the Company’s Board of Directors approved grants of stock options to Lonnie J. Stout II, the Company’s Chairman, President and Chief Executive Officer, R. Gregory Lewis, the Company’s Chief Financial Officer and Secretary, J. Michael Moore, the Company’s Vice President, Human Resources and Administration, and Mark A. Parkey, the Company’s Vice President and Controller. Lonnie J. Stout II was granted 50,000 incentive stock options at an exercise price equal to the grant date closing price on the American Stock Exchange ($13.09 per share) and 175,000 stock options at an exercise price equal to $15.00. R. Gregory Lewis, was granted 25,000 incentive stock options at an exercise price equal to the grant date closing price on the American Stock Exchange ($13.09 per share). Mark A. Parkey was granted 20,000 incentive stock options at an exercise price equal to the grant date closing price on the American Stock Exchange ($13.09 per share). J. Michael Moore was also granted 20,000 incentive stock options at an exercise price equal to the grant date closing price on the American Stock Exchange ($13.09 per share). All of the option grants vest over four years with twenty-five percent of the options vesting each year on the anniversary of the grant date and expire seven years from the grant date. The options are intended to be incentive stock options to the extent permitted under Section 422 of the Internal Revenue Code. Additionally, the Form of 2007 Incentive Stock Option Agreement is filed as Exhibit 10.02 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits:
          The following exhibits are filed herewith:

10.01
J. Alexander’s Corporation Amended and Restated 2004 Equity Incentive Plan (Appendix A of the Registrant’s Proxy Statement on Schedule 14-A for 2007 Annual Meeting of Shareholders, filed with the SEC on April 17, 2007, is incorporated herein by reference).

10.02	Form of 2007 Incentive Stock Option Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 17, 2007	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.01
J. Alexander’s Corporation Amended and Restated 2004 Equity Incentive Plan (Appendix A of the Registrant’s Proxy Statement on Schedule 14-A for 2007 Annual Meeting of Shareholders, filed with the SEC on April 17, 2007, is incorporated herein by reference).

10.02	Form of 2007 Incentive Stock Option Agreement

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